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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                September 9, 2002
                Date of Report (Date of earliest event reported)


                              JOHNSON OUTDOORS INC.
             (Exact name of Registrant as specified in its charter)


           Wisconsin                   0-16255                   39-1536083
(State or other jurisdiction of      (Commission              (I.R.S. Employer
 incorporation or organization)      file number)            Identification No.)


                    555 Main Street, Racine, Wisconsin 53403
                    (Address of principal executive offices)


                                 (262) 631-6600
              (Registrant's telephone number, including area code)



================================================================================

Item 2.   Acquisition or Disposition of Assets

On September 9, 2002, Johnson Outdoors Inc. (the "Company") consummated the previously announced sale of its Jack Wolfskin business (a designer and marketer of outdoor clothing, backpacks, sleeping bags and other apparel), which was operated by Jack Wolfskin Ausrustung fur Draussen GmbH ("JW") and its subsidiary Jack Wolfskin Scheiz GmbH, Switzerland (the "Business"), to an affiliate of Bain Capital Fund VII-E (UK), Limited Partnership ("Bain") through the sale of all of the issued and outstanding shares of capital stock of JW, pursuant to a Share Purchase and Transfer Agreement, dated as of August 28, 2002 (the "Purchase Agreement"). The Company's sale of the Business as well as the consummation of the transactions related thereto is referred to herein as the "Sale."

Pursuant to the Purchase Agreement: (1) the outstanding capital stock of JW was sold to Bain for 64.0 million Euros in cash at the closing of the Sale, subject to potential adjustments based on the net working capital of the Business as finally determined; (2) the Company agreed to a three-year covenant not to compete with the Business (subject to certain exceptions); (3) Bain agreed to support and supply products to the U.S and Canadian-based Jack Wolfskin dealers for at least two years; and (4) the Company agreed to indemnify Bain against any breach by the Company of the Company's representations, warranties or covenants contained therein. The Company's obligation to indemnify Bain under the Purchase Agreement for breaches of representations, warranties and certain covenants is subject to December 31, 2003, 2005 or 2008 time limitations (depending on the representaton, warranty or covenant), an individual basket of 50,000 Euros, an aggregate basket of 1.0 million Euros and an aggregate maximum cap of 12.8 million Euros (or, for a limited number of representations, the full purchase price). The purchase price paid by Bain for the Business was determined on the basis of arms' length negotiations between the parties. The Company has paid or accrued approximately $3.3 million of direct Sale costs.

Proceeds from the Sale, net of adjustments, will be used to pay direct Sale costs, reduce short-term debt of the Company and fund future growth opportunities.

As a result of the Sale, the Company recorded a gain of $24.8 million.

The Company's U.S. and Canadian Jack Wolfskin operations were not included in the Sale to Bain. The Company plans to exit these operations over the next year. Severance and other related exit costs will be approximately $0.8 million.

The Purchase Agreement is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. The brief summary of the material provisions of the Purchase Agreement set forth above is qualified in its entirety by reference to the Purchase Agreement filed as an exhibit hereto.


Item 7.   Financial Statements and Exhibits

          (a)  Financial Statements of Business Acquired

               Not applicable

          (b)  Pro Forma Financial Information

                              JOHNSON OUTDOORS INC.
                          UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma financial information relates to the sale (such sale as well as the consummation of the transactions related thereto is referred to herein as the "Sale") by Johnson Outdoors Inc. (the "Company") of its Jack Wolfskin business (a designer and marketer of outdoor clothing, backpacks, sleeping bags and other apparel), which was operated by Jack Wolfskin Ausrustung fur Draussen GmbH ("JW") and its subsidiary Jack Wolfskin Scheiz GmbH, Switzerland (the "Business"), to an affiliate of Bain Capital Fund VII-E
(UK), Limited Partnership through the sale of all of the issued and outstanding shares of capital stock of JW, pursuant to a Share Purchase and Transfer Agreement, dated as of August 28, 2002. The Sale was consummated on September 9, 2002. The pro forma amounts have been prepared based on certain pro forma adjustments (as described in the accompanying notes) to the historical financial statements of the Company.

The unaudited pro forma condensed consolidated balance sheet reflects the historical financial position of the Company, with pro forma adjustments as if the Sale had occurred on June 28, 2002. The pro forma adjustments to the unaudited pro forma condensed consolidated balance sheet are described in the accompanying notes and give effect to events that are (a) directly attributable to the Sale and (b) factually supportable regardless of whether they have a continuing impact or are nonrecurring.

The unaudited pro forma condensed consolidated statements of operations reflect the historical results of operations of the Company for the fiscal year ended September 28, 2001 and the nine months ended June 28, 2002. The unaudited pro forma condensed consolidated statements of operations reflect the Sale, which occurred on September 9, 2002, as if such Sale occurred as of the beginning of the respective periods. The gain of $24.8 million that the Company recorded in the fourth quarter as a result of the Sale was not considered in the unaudited pro forma condensed consolidated statements of operations. The pro forma adjustments are described in the accompanying notes and give effect to events that are (a) directly attributable to the Sale; (b) factually supportable; and
(c) in the case of certain statement of operations adjustments, expected to have a continuing impact on the Company.

The unaudited pro forma condensed consolidated financial statements should be read in connection with the Company's Annual Report on Form 10-K for the fiscal year ended September 28, 2001 and Quarterly Report on Form 10-Q for the nine months ended June 28, 2002.

The unaudited pro forma financial information presented is for informational purposes only and does not purport to represent what the Company's financial position or results of operations for the periods presented would have been had the Sale in fact occurred on such date or at the beginning of the periods indicted or to project the Company's financial position or results of operations for any future date or period.

                                        JOHNSON OUTDOORS INC.
                           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                            June 28, 2002
                                             (unaudited)

--------------------------------------------------------------------------------------------------
                                                Johnson       Disposed    Pro Forma
(thousands)                                  Outdoors Inc.    Business   Adjustments    Pro Forma
--------------------------------------------------------------------------------------------------
ASSETS
Current assets:
  Cash and temporary cash investments         $  27,297      $     38    $  41,264     $   68,523
  Accounts receivable, less allowance
   for doubtful accounts                         74,678         7,812            -         66,866
  Inventories                                    60,718        14,575            -         46,143
  Deferred income taxes                           4,972          (655)           -          5,627
  Other current assets                            4,588           512         (590)         3,486
--------------------------------------------------------------------------------------------------
Total current assets                            172,253        22,282       40,674        190,645
Property, plant and equipment                    29,345         1,634            -         27,711
Deferred income taxes                            21,647             -       (2,217)        19,430
Intangible assets                                33,698         6,270            -         27,428
Other assets                                      1,154            12            -          1,142
--------------------------------------------------------------------------------------------------
Total assets                                  $ 258,097      $ 30,198    $  38,457     $  266,356
==================================================================================================
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term debt and current maturities
   of long-term debt                          $  23,233      $   (106)   $ (15,331)    $    8,008
  Accounts payable                               17,350         1,160            -         16,190
  Salaries and wages                              8,507           782            -          7,725
  Other accrued liabilities                      24,351         3,711          250         20,890
--------------------------------------------------------------------------------------------------
Total current liabilities                        73,441         5,547      (15,081)        52,813
Long-term debt, less current maturities          78,496             -            -         78,496
Deferred income taxes                                 -         1,183        1,183              -
Other liabilities                                 4,851             -            -          4,851
--------------------------------------------------------------------------------------------------
Total liabilities                               156,788         6,730      (13,898)       136,160
--------------------------------------------------------------------------------------------------
Shareholders' equity:
  Preferred stock: none issued                       --             -            -             --
  Common stock                                      421           359          359            421
  Capital in excess of par value                 46,281        20,311       20,311         46,281
  Retained earnings                              67,706         5,601       31,685         93,790
  Contingent compensation                           (37)            -            -            (37)
  Other comprehensive income - cumulative
   foreign currency translation adjustment      (13,062)       (2,803)           -        (10,259)
--------------------------------------------------------------------------------------------------
Total shareholders' equity                      101,309        23,468       52,355        130,196
--------------------------------------------------------------------------------------------------
Total liabilities and shareholders' equity    $ 258,097      $ 30,198    $  38,457     $  266,356
==================================================================================================

     The accompanying notes are an integral part of the pro forma condensed consolidated financial statements.

                                        JOHNSON OUTDOORS INC.
                      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                    Year Ended September 28, 2001
                                             (unaudited)


--------------------------------------------------------------------------------------------------
(thousands, except share                        Johnson       Disposed    Pro Forma
 and per share amounts)                      Outdoors Inc.    Business   Adjustments    Pro Forma
--------------------------------------------------------------------------------------------------
Net sales                                     $ 345,637      $ 47,066    $       -     $  298,571
Cost of sales                                   206,856        28,707            -        178,149
--------------------------------------------------------------------------------------------------
Gross profit                                    138,781        18,359            -        120,422
Operating expenses                              123,063        12,601           54        110,516
--------------------------------------------------------------------------------------------------
Operating profit                                 15,718         5,758          (54)         9,906
Interest expense net                              8,537           156       (3,633)         4,748
Other expenses                                    1,091           185            -            906
--------------------------------------------------------------------------------------------------
Income from continuing operations  before
 income taxes                                     6,090         5,417        3,579          4,252
Income tax expense                                2,480         2,139        1,217          1,558
--------------------------------------------------------------------------------------------------
Income from continuing operations             $   3,610      $  3,278    $   2,362     $    2,694
==================================================================================================
Earnings per common share from continuing
 operations:
  Basic                                       $    0.44                                $     0.33
  Diluted                                          0.44                                      0.32
==================================================================================================
Average common shares:
  Basic                                       8,146,462                                8,146,462
  Diluted                                     8,169,739                                8,169,739
==================================================================================================

     The accompanying notes are an integral part of the pro forma condensed consolidated financial statements.

                                        JOHNSON OUTDOORS INC.
                      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   Nine Months Ended June 28, 2002
                                             (unaudited)

--------------------------------------------------------------------------------------------------
(thousands, except share                        Johnson       Disposed    Pro Forma
 and per share amounts)                      Outdoors Inc.    Business   Adjustments    Pro Forma
--------------------------------------------------------------------------------------------------
Net sales                                     $ 274,155      $ 39,107    $       -     $  235,048
Cost of sales                                   158,742        23,210            -        135,532
--------------------------------------------------------------------------------------------------
Gross profit                                    115,413        15,897            -         99,516
Operating expenses                               93,190        10,824           45         82,411
--------------------------------------------------------------------------------------------------
Operating profit                                 22,223         5,073          (45)        17,105
Interest expense, net                             4,700           (46)      (1,311)         3,435
Other expenses                                    1,209           884            -            325
--------------------------------------------------------------------------------------------------
Income (loss) from continuing operations
 before income taxes                             16,314         4,235        1,266         13,345
Income tax expense (benefit)                      6,388         1,578          431          5,241
--------------------------------------------------------------------------------------------------
Income (loss) from continuing operations      $   9,926      $  2,657    $     835     $    8,104
==================================================================================================
Earnings per common share from continuing
 operations:
  Basic                                       $    1.21                                $     0.99
  Diluted                                          1.18                                      0.97
==================================================================================================
Average common shares:
  Basic                                       8,182,659                                8,182,659
  Diluted                                     8,383,863                                8,383,863
==================================================================================================

     The accompanying notes are an integral part of the pro forma condensed consolidated financial statements.

                              JOHNSON OUTDOORS INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (unaudited)


1. The pro forma condensed consolidated balance sheet has been prepared to reflect the Sale by the Company of the Business to an affiliate of Bain Capital Fund VII-E (UK), Limited Partnership through the sale of all of the issued and outstanding shares of capital stock of JW, pursuant to a Share Purchase and Transfer Agreement, dated as of August 28, 2002. The pro forma adjustments as of June 28, 2002 reflect the following:

     (a) Cash balance remaining from proceeds of the Sale after payment of short-term debt, costs directly related to the Sale and income taxes.

     (b) Reduction of other current assets to reflect prepaid Sale cost recognized in the gain on sale calculation.

     (c) Adjustment to deferred income taxes for the disposed business and the deferred tax from the gain on the sale of the Business.

     (d)  The reduction of short-term debt from the proceeds of the Sale.

     (e) The recording of additional accrued liabilities for Sale costs not paid at the time of closing.

     (f)  The recording of the gain on sale of the disposed Business

2. The pro forma condensed consolidated statements of operations for the year ended September 28, 2001 and the nine months ended June 28, 2002 are based on the financial statements of the Company and the Business after giving effect to the following pro forma adjustments:

     (a) Retain certain functional expenses, which are fixed in nature to the Company and were previously allocated to the Business.

     (b) Reduction of interest expense resulting from the reduction of short-term debt from the proceeds of the Sale at rates in effect at the beginning of, or during the respective periods, as appropriate.

     (c) Provision for income tax expense resulting from the pro forma adjustments using statutory rates.

3. The pro forma condensed consolidated statements of operations for the year ended September 28, 2001 and the nine months ended June 28, 2002, as historically reported, reflected the results of operations of the Business as a continuing operation. Accordingly adjustments are necessary to remove those results.

4.   Quarterly Financial Summary

     The following summarizes quarterly operating results of the global Jack Wolfskin business (including the U.S. and Canadian operations).

     --------------------------------------------------------------------------
                                                        Quarter Ended
     --------------------------------------------------------------------------
                                             December 28    March 29    June 28
     (thousands)                                    2001        2002       2002
     --------------------------------------------------------------------------
     Net Sales                                 $12,320       $15,977    $12,224
     Gross Profit                                4,659         6,752      4,881
     Operating Profit                            1,412         2,654        996
     ==========================================================================



     --------------------------------------------------------------------------
                                                  Quarter Ended
     --------------------------------------------------------------------------
                             December 29    March 30    June 29    September 28
     (thousands)                    2000        2001       2001            2001
     --------------------------------------------------------------------------
     Net Sales                  9,755        14,276      11,645       13,974
     Gross Profit               3,759         5,636       4,425        5,226
     Operating Profit             901         1,841       1,086        1,513
     ==========================================================================


(c)  Exhibits

     The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




Date: September 13, 2002
                                        JOHNSON OUTDOORS INC.


                                        /s/ Paul A. Lehmann
                                        ----------------------------------------
                                        Paul A. Lehmann
                                        Vice President and Chief Financial
                                        Officer, Secretary
                                        (Principal Financial and Accounting
                                        Officer)

                              JOHNSON OUTDOORS INC.

                            EXHIBIT INDEX TO FORM 8-K
                         REPORT DATED SEPTEMBER 9, 2002



Exhibit        Description
--------------------------------------------------------------------------------

  2.1 Share Purchase and Transfer Agreement, dated as of August 28, 2002, by and between, among others, Johnson Outdoors Inc. and an affiliate of Bain Capital Fund VII-E (UK), Limited Partnership.*


















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*    The schedules and annexes to this document are not being filed herewith.
     The Registrant agrees to furnish supplementally a copy of any such schedule or annex to the Securities and Exchange Commission upon request.


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